Exhibit 99.1

VERB Extends Year Over Year SaaS Revenue Growth

Delivers On Promise To Reduce R&D Expenses – Cut by 57%

Q2 2022 SaaS Recurring Revenue Up 23% Over Q2 2021

Q2 2022 Gross Margin Up 23% Over Q2 2021

Successful MARKET.live launch and SHOPFEST in July 2022

●	Second quarter 2022 SaaS recurring revenue up 23% over prior year comparable quarter
●	Second quarter 2022 gross profit margin up 23% over prior year comparable quarter
●	Second quarter 2022 Total Digital revenue up 19% over prior year comparable quarter
●	SaaS recurring revenue now accounts for 91% of Total Digital revenue – up from 88% in Q2 2021
●	SaaS recurring revenue now accounts for 82% of total revenue – up from 67% in Q2 2021
●	Total Digital revenue accounts for 90% of total revenue – up from 76% in Q2 2021
●	R&D expense down 57% from prior year comparable quarter and 13% since Q1 2022
●	Modified EBITDA[1] improvement by $2.2 million over Q2 2021

NEWPORT BEACH, Calif. and LEHI, UT, August 15, 2022 (GLOBE NEWSWIRE) — Verb Technology Company, Inc. (Nasdaq: VERB) (“VERB” or the “Company”), the leader in interactive video-based sales enablement applications, including shoppable livestream, today reported financial and operating results for the quarter ending June 30, 2022, and will hold an earnings conference call at 5:30 p.m. ET to discuss these results.

The following compares the Company’s results of operations for the second quarter of 2022 with the second quarter of 2021.

●	Total digital revenue was $2.2 million, an increase of 19% from the same period last year

●	SaaS subscription recurring revenue, a component of Total digital revenue, was $2.0 million, an increase of 23% over the same period last year.

●	Total Digital Revenue as a percentage of Total revenue was 90%, compared with 76% for the same period last year.

●	SaaS recurring revenue as a percentage of Total revenue was 82%, compared with 67% for the same period last year.

●	Total revenue was $2.4 million, up 0.3% from the same period last year

●	Cost of revenue was $0.8 million, down 25% from the same period last year, reflecting planned cost reductions and a continuing shift towards the Company’s digital business and away from the lower margin non-digital business.

●	Gross margin was 65% compared with 53% for the same period last year, reflecting the systematic transition of our low margin non-Digital business and increase in our Digital revenue. Our Digital gross margin was 72% compared to 69% for the same period last year.

●	Capitalized software development cost was $6.5 million on June 30, 2022. Following the successful completion and launch of MARKET.live, we expect to amortize the capitalized software development cost as a non-cash charge to cost of revenue over the 36-month period from third quarter of 2022 onward.

●	Research and development expenses were $1.4 million, as compared to $3.2 million for the same period last year, reflecting a 57% decrease due to planned cost reductions. R&D expenses were down 13% over the first quarter of 2022.

●	General and administrative expenses were $6.6 million as compared to $6.5 million for the same period last year.

●	Modified EBITDA[1] improved by $2.2 million, or 30%, when compared with the same period last year.

The following compares the Company’s results of operations for the six months ended June 30, 2022 with the same period in 2021.

●	Total digital revenue was $4.3 million, an increase of 19% from the same period last year.

●	SaaS recurring subscription revenue was $4.0 million, an increase of 30% from the same period last year.

●	Added 19 new client contracts with a guaranteed base value of $1.9 million.

●	Total revenue was $5.1 million, up 3.5% from the same period last year, reflecting strong SaaS recurring revenue growth offset by the Company’s strategic decision to continue to wind down its lower margin non-digital business.

●	Cost of revenue was $1.8 million, down 23% from the same period last year, reflecting planned cost reductions and a shift towards the Company’s digital business and away from the lower margin non-digital business.

●	Research and development expenses were $3.0 million, as compared to $6.1 million for the same period last year, reflecting a 51% decrease due to planned cost reductions.

●	General and administrative expenses were $13.6 million, a decrease of 2% from the same period last year primarily due to the implementation of planned cost reductions offset by planned increases in labor costs due to the launch of MARKET.

●	Modified EBITDA[1] improved by $3.2 million, or 23%, when compared with the same period last year.

●	Cash totaled $5.5 million as of June 30, 2022, compared with $0.9 million on December 31, 2021. In April 2022, the Company completed a registered direct offering with institutional investors, which resulted in gross proceeds of $11.0 million.

●	Subsequent to quarter end, we repaid in full all advances on future receipts, reducing current debt service payments and cash burn by up to $1.5 million per quarter.

1 Management considers our core operating performance to be that which our managers can affect in any particular period through their management of the resources that affect our underlying revenue and profit generating operations that period. Non-GAAP adjustments to our results prepared in accordance with generally accepted accounting principles (“GAAP”) are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Modified EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Modified EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In addition to our results under GAAP, we present Modified EBITDA as a supplemental measure of our performance. However, Modified EBITDA is not a recognized measurement under GAAP and should not be considered as an alternative to net income, income from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of liquidity. We define Modified EBITDA as net income (loss), plus interest expense, depreciation and amortization, share-based compensation, financing costs and changes in fair value of derivative liability.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Net loss	$(6,374)	$(11,812)	$(13,363)	$(20,157)

Adjustments:
Depreciation and amortization	395	400	804	814
Share-based compensation	1,317	1,264	2,618	3,666
Interest expense	642	596	1,398	1,104
Change in fair value of derivative liability	(1,024)	2,445	(2,162)	1,945
Other (income)/ expense	(19)	(20)	45	(74)
Debt extinguishment, net	-	(91)	-	(1,030)
Other non-recurring	-	-	126	-

Total EBITDA adjustments	1,311	4,594	2,829	6,425
Modified EBITDA	$(5,063)	$(7,218)	$(10,534)	$(13,732)

About VERB

Verb Technology Company, Inc. (Nasdaq: VERB), the market leader in interactive video-based sales applications, transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and is comprised of a suite of sales enablement business software products offered on a subscription basis. Its software applications are used by hundreds of thousands of people in over 100 countries and in more than 48 languages. VERB’s clients include large sales-based enterprises as well as small business sales teams, including the sales and marketing departments of professional sports teams. MARKET.live is VERB’s multi-vendor, multi-presenter, livestream social shopping platform at the forefront of the convergence of ecommerce and entertainment. With approximately 150 employees and contractors, the Company is headquartered in Lehi, Utah, and also maintains offices in Newport Beach, California.

For more information, please visit: verb.tech.

Follow VERB here:

VERB on Facebook: facebook.com/VerbTechCo
VERB on Twitter: twitter.com/VerbTech_Co
VERB on LinkedIn: linkedin.com/company/verb-tech
VERB on YouTube: youtube.com/channel/UC0eCb_fwQlwEG3ywHDJ4_KQ

MARKET – our livestream social shopping platform: market.live

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FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “expect,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements contained in this press release relate to statements regarding the Company’s progress towards achieving its strategic objectives. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to (i) the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; (ii) our plans to attract new customers, retain existing customers and increase our annual revenue; (iii) the development and delivery of new products, including verbLIVE and MARKET; (iv) our plans and expectations regarding software-as-a-service offerings; (v) our ability to execute on, integrate, and realize the benefits of any acquisitions; (vi) fluctuations in our quarterly results of operations and other operating measures; (vii) increases in competition; and (viii) general economic, market and business conditions. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. For additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement, our investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:

888.504.9929

investors@verb.tech

Media Contact:

855.250.2300, ext.107

info@verb.tech